Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-240184 and No. 333-169695 on Form S-8 of our report dated February 16, 2023, relating to the financial statements of Visteon Corporation and the effectiveness of Visteon Corporation's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP
Detroit, Michigan
February 16, 2023